UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 January 1, 2005

                             CENTRAL JERSEY BANCORP
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

          New Jersey                    0-49925                  22-3757709
--------------------------------------------------------------------------------
(State or other jurisdiction of       (Commission              (IRS Employer
        incorporation)                File Number)           Identification No.)

627 Second Avenue, Long Branch, New Jersey                         07740
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (732) 571-1300


                           MONMOUTH COMMUNITY BANCORP
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On January 3, 2005, Central Jersey Bancorp filed a current report on Form 8-K to report the consummation of its combination with Allaire Community Bank, a commercial bank organized under the laws of the State of New Jersey, pursuant to which Allaire Community Bank became a wholly-owned subsidiary of Central Jersey Bancorp on January 1, 2005. Central Jersey Bancorp indicated in the Form 8-K filed on January 3, 2005 that it would file with the Securities and Exchange Commission certain financial information relating to the combination no later than the date required by Item 9 of Form 8-K. This amendment No. 1 to Central Jersey Bancorp's Form 8-K filed by it on January 3, 2005 is being filed to provide the required financial information.

Section 9 - Financial Statements and Exhibits

     Item 9.01  Financial Statements and Exhibits
     ---------  ---------------------------------

               (a)  Financial statements of business acquired

                    See pages F-1 through F-30.


               (b)  Pro Forma Financial Information

                    See pages PF-1 through PF-12.


               (c)  Exhibits

                    Exhibit No.       Description of Exhibit
                    -----------       ----------------------

                    23.1              Consent of KPMG LLP, Independent Auditors

                          INDEX TO FINANCIAL STATEMENTS


                             ALLAIRE COMMUNITY BANK
                        Consolidated Financial Statements



                                December 31, 2003

Report of Independent Registered Public Accounting Firm...................................................F-2
Consolidated Balance Sheets at December 31, 2003 and 2002.................................................F-3
Consolidated Statements of Income for the years ended December 31, 2003, 2002 and 2001....................F-4
Consolidated Statements of Changes in Stockholders' Equity for the years ended
   December 31, 2003, 2002 and 2001.......................................................................F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001................F-6
Notes to Consolidated Financial Statements................................................................F-7


                               September 30, 2004

Consolidated Balance Sheets at September 30, 2004 (unaudited) and December 31, 2003.......................F-24
Consolidated Statements of Income (unaudited) for the three and nine months ended
   September 30, 2004 and 2003............................................................................F-25
Consolidated Statements of Changes in Stockholders' Equity (unaudited) for the nine months ended September 30, 2004 and 2003......................................................................F-26
Consolidated Statements of Cash Flows (unaudited) for the nine months ended
   September 30, 2004 and 2003............................................................................F-27
Notes to Unaudited Consolidated Financial Statements......................................................F-28


             Report of Independent Registered Public Accounting Firm


The Board of Directors and Stockholders of
Allaire Community Bank:

We have audited the accompanying consolidated balance sheets of Allaire Community Bank and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of Allaire's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Allaire Community Bank and subsidiary as of December 31, 2003 and 2002 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003 in conformity with U.S. generally accepted accounting principles.


                                                        /s/ KPMG LLP


Short Hills, New Jersey
February 5, 2004, except as to Note 13,
which is as of June 30, 2004

                             ALLAIRE COMMUNITY BANK
                           Consolidated Balance Sheets
                           December 31, 2003 and 2002
                      (in thousands, except share amounts)

                                                                    2003           2002
                                                                 ---------      ---------
Assets
Cash and due from banks                                          $   7,149      $   5,547
Federal funds sold                                                     100          8,920
Securities available for sale, at market value                      46,609         36,930
Securities held to maturity (market value of $12,362 in 2003
  and $8,075  in 2002)                                              12,550          8,056
Loans, net                                                         108,235         90,270
Premises and equipment                                               2,529          2,703
Bank Owned Life Insurance                                            3,105             --
Other assets                                                         1,743          1,307
                                                                 ---------      ---------

     Total assets                                                $ 182,020      $ 153,733
                                                                 =========      =========

Liabilities and Stockholders' Equity

Deposits:
     Non-interest bearing                                        $  35,094      $  34,602
     Interest bearing                                              122,364        105,427
                                                                 ---------      ---------
                                                                   157,458        140,029

Other borrowings                                                    10,250             --
Accrued expenses and other liabilities                                 384            991
                                                                 ---------      ---------

     Total liabilities                                             168,092        141,020

         Commitments and contingencies (notes 4 and 9)

Stockholders' equity:
     Common stock, par value $3.33 per share
         Authorized 7,500,000 shares in 2003
         and 2002 Issued and outstanding 1,971,361
         1,967,399 shares in 2003 and 2002, respectively             6,258          6,246
     Additional paid-in capital                                      5,157          5,142
     Retained earnings                                               2,535            933
     Accumulated other comprehensive (loss) income                     (22)           392
                                                                 ---------      ---------

     Total stockholders' equity                                     13,928         12,713
                                                                 ---------      ---------

     Total liabilities and stockholders' equity                  $ 182,020      $ 153,733
                                                                 =========      =========

See accompanying notes to consolidated financial statements.

                             ALLAIRE COMMUNITY BANK
                        Consolidated Statements of Income
              For the years ended December 31, 2003, 2002 and 2001
                      (in thousands, except share amounts)


                                                                   2003           2002            2001
                                                                ----------     ----------     ----------
Interest and dividend income:
     Interest and fees on loans                                 $    6,542     $    5,321     $    4,000
     Interest on securities available for sale                       2,004          1,845            744
     Interest on securities held to maturity                           512             45              0
     Interest on federal funds sold and due from banks                  55            168            519
                                                                ----------     ----------     ----------
        Total interest income                                        9,113          7,379          5,263
Interest expense:
     Interest on deposits                                            1,780          1,653          1,571
     Interest on other borrowings                                       27             --             --
                                                                ----------     ----------     ----------
        Total interest expense                                       1,807          1,653          1,571
        Net interest income                                          7,306          5,726          3,692
Provision for loan losses                                              185            275            203
                                                                ----------     ----------     ----------
        Net interest income after provision for loan losses          7,121          5,451          3,489
Other income:
     Service charges on deposit accounts                               354            332            227
     Gain on sales of securities                                       120              5             --
     Income on Bank Owned Life Insurance                               105             --             --
     Other service charges, commissions and fees                       104             83             76
                                                                ----------     ----------     ----------
        Total other income                                             683            420            303
Other expenses:
     Salaries and employee benefits                                  2,652          2,155          1,723
     Occupancy expenses                                                932            806            729
     Stationery, supplies and printing                                 129            122            123
     Data processing                                                   763            634            498
     Advertising and marketing                                          60             67             74
     Professional fees                                                 241            214            110
     Other expenses                                                    546            377            284
                                                                ----------     ----------     ----------
        Total other expenses                                         5,323          4,375          3,541
                                                                ----------     ----------     ----------
        Income before income taxes                                   2,481          1,496            251
Income taxes                                                           879            562             97
                                                                ----------     ----------     ----------
        Net income                                              $    1,602     $      934     $      154
                                                                ==========     ==========     ==========
Net income per share
     Basic                                                      $     0.81     $     0.47     $     0.08
     Diluted                                                          0.73           0.45           0.08
Weighted average shares outstanding
     Basic                                                       1,968,731      1,968,637      1,967,398
     Diluted                                                     2,187,555      2,083,352      2,012,373


See accompanying notes to consolidated financial statements.

                             ALLAIRE COMMUNITY BANK
           Consolidated Statements of Changes in Stockholders' Equity
              For the years ended December 31, 2003, 2002 and 2001
                    (in thousands, except for share amounts)

                                                                              Accumulated
                                                     Additional                  other
                                         Common       paid-in      Retained  comprehensive
                                          Stock       capital      Earnings  (loss) income   Total
                                         -------      -------      -------      -------      -------
Balance at December 31, 2000             $ 5,665        5,542           26          (22)      11,211
   Net income                                                          154                       154
Other comprehensive income, net
unrealized holding gains on
securities available for sale, net
of tax of $22                                                                        33           33
                                                                                             -------
5% Stock distribution, 62,457 shares         283         (227)         (56)          --           --
                                         -------      -------      -------      -------      -------
Balance at December 31, 2001             $ 5,948        5,315          124           11       11,398
   Net income                                                          934                       934
Other comprehensive income, net
unrealized holding gains on
securities available for sale, net
of tax of $235                                                         384                       384
                                                                                             -------
Less reclassification adjustment
for gains included in net income,
net of tax of $2                                                        (3)                       (3)
Comprehensive income                                                                           1,315
5% Stock distribution, 62,457 shares         298         (173)        (125)          --           --
                                         -------      -------      -------      -------      -------
Balance at December 31, 2002             $ 6,246        5,142          933          392       12,713
   Net income                                                        1,602                     1,602
Other comprehensive income, net
unrealized holding losses on
securities available for sale, net
of tax of $207                                                        (340)                     (340)
Less reclassification adjustment
for gains included in net income,
net of tax of $46                                                      (74)                      (74)
Comprehensive income                                                                           1,188
Stock options exercised                       12           15           --           --           27
                                         -------      -------      -------      -------      -------
Balance at December 31, 2003             $ 6,258      $ 5,157      $ 2,535      $   (22)     $13,928
                                         =======      =======      =======      =======      =======

See accompanying notes to consolidated financial statements.

                             ALLAIRE COMMUNITY BANK
                      Consolidated Statements of Cash Flows
              For the years ended December 31, 2003, 2002 and 2001
                                 (in thousands)

                                                                   2003          2002          2001
                                                                 --------      --------      --------
Cash flows from operating activities:
Net income                                                       $  1,602      $    934      $    154
Adjustments to reconcile net income to net cash
    provided by operating activities:
Provision for loan losses                                             185           275           203
Depreciation and amortization                                         305           295           260
Increase other assets                                                (436)         (890)         (207)
Gain on sale of securities                                           (120)           (5)           --
(Decrease) increase in accrued expenses and other
    liabilities                                                      (354)          743            (1)
Increase in cash surrender value of insurance                        (105)           --            --
                                                                 --------      --------      --------

Net cash provided by operating activities                           1,077         1,352           409
                                                                 --------      --------      --------

Cash flows from investing activities:
Purchase of Bank Owned Life Insurance                              (3,000)           --            --
Proceeds from maturities/paydowns and sales of
   securities available for sale                                   25,925        29,325        23,691
Purchase of securities available for sale                         (36,151)      (41,840)      (37,239)
Purchase of securities held to maturity                            (4,494)       (8,056)           --
Net increase in loans                                             (18,150)      (26,886)      (21,326)
Purchases of premises and equipment                                  (131)         (243)        1,265)
                                                                 --------      --------      --------

Net cash used in investing activities                             (36,001)      (47,700)      (36,139)
                                                                 --------      --------      --------

Cash flows from financing activities:
Increase in short term borrowings                                   8,750            --            --
Increase in other borrowings                                        1,500            --            --
Proceeds from exercise of stock options                                27            --            --

Net increase in non-interest bearing deposits                         492         8,252        11,428

Net increase in interest bearing deposits                          16,937        42,842        20,288
                                                                 --------      --------      --------

Net cash provided by financing activities                          27,706        51,094        31,716
                                                                 --------      --------      --------

(Decrease) increase in cash and cash equivalents                   (7,218)        4,746        (4,014)

Cash and cash equivalents at beginning of year                     14,467         9,721        13,735
                                                                 --------      --------      --------

Cash and cash equivalents at end of year                         $  7,249      $ 14,467      $  9,721
                                                                 ========      ========      ========

Cash paid during the year for:
   Interest                                                      $  1,815      $  1,704      $  1,569
                                                                 ========      ========      ========
   Income taxes                                                  $  1,360      $     27      $     74
                                                                 ========      ========      ========

See accompanying notes to consolidated financial statements

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

(1)  Summary of Significant Accounting Policies

Overview

Allaire Community Bank provides a full range of banking services to customers located primarily in Monmouth and Ocean Counties, New Jersey. Allaire Community Bank is subject to federal and New Jersey statutes applicable to banks chartered under the New Jersey Banking Act of 1948, as amended. Allaire Community Bank's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"). Accordingly, Allaire Community Bank is subject to regulation, supervision and examination by the New Jersey State Department of Banking and Insurance and the FDIC.

Basis of Financial Statement Presentation

The accompanying consolidated financial statements include the accounts of Allaire Community Bank and its wholly-owned subsidiary, Allaire Investment Co., Inc. (collectively, "Allaire" or the "Bank"). All significant inter-company transactions have been eliminated in consideration.

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and results of operations for the periods indicated. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

While management uses available information to recognize estimated losses on loans, future additions may be necessary based on changes in economic conditions and underlying collateral values, if any. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Allaire's allowances for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

Securities Available for Sale and Held to Maturity

Securities classified as held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income, using a method that approximates level yield. The Bank has both the positive intent and ability to hold these securities to maturity. Securities to be held for indefinite periods of time and not intended to be held to maturity, including all equity securities, are classified as available for sale. Securities available for sale include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes. Securities available for sale are carried at estimated fair value and unrealized holding gains and losses on such securities are excluded from earnings and reported as a separate

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

component of stockholders' equity, net of tax. Gains and losses on sales of securities are based on the identifiable cosSt and are accounted for on a trade date basis.

Loans

Loans are stated at unpaid principal balances, less unearned income and deferred loan fees. Interest on loans is credited to operations based upon the principal amount outstanding. Loan origination and commitment fees and certain direct loan origination costs are deferred, and the net amount is amortized over the estimated life of the loan on a basis that approximates a level yield. Fees relating to standby letters of credit are recognized over the commitment period.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows, or, as a practical expedient, at the loan's observable market price, or the fair value of the underlying collateral, if the loan is collateral dependent. Conforming residential mortgage loans, home equity and second mortgages, and loans to individuals are excluded from the definition of impaired loans as they are characterized as smaller balance, homogeneous loans and are collectively evaluated.

The accrual of income on loans, including impaired loans, is generally discontinued when a loan becomes more than ninety (90) days delinquent as to principal or interest or when other circumstances indicate that collection is questionable, unless the loan is well secured and in the process of collection. Income on nonaccrual loans, including impaired loans, is recognized only in the period in which it is collected and only if management determines that the loan principal is fully collectible. Loans are returned to an accrual status when a loan is brought current as to principal and interest and reasons indicating doubtful collection no longer exist.

Allowance for Loan Losses

The allowance for loan losses is maintained at a level management considers adequate to provide for probable losses inherent in the loan portfolio as of the balance sheet date. The allowance is increased by provisions charged to expense and is reduced by net charge-offs. The level of the allowance is based on management's evaluation of probable losses inherent in the loan portfolio, after consideration of among other things, an individual borrower's current economic condition, underlying collateral values, prevailing economic conditions, and changes in portfolio composition. Management believes that the allowance for loan losses is adequate.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is charged to operations on a straight-line basis over the estimated useful lives of the assets or, in the case of leasehold improvements, the lease period, if shorter. Gains or losses on dispositions are reflected in current operations. Maintenance and repairs are charged to expense as incurred.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

Income Taxes

Income taxes are accounted for under the asset and liability method. Current income taxes are provided for based upon amounts estimated to be currently payable, for both federal and state income taxes. Deferred federal and state tax assets and liabilities are recognized for the expected future tax consequences of existing differences between financial statement and tax bases of existing assets and liabilities. Deferred tax assets are recognized for future deductible temporary differences and tax loss carry forwards if their realization is "more likely than not." The effect of a change in the tax rate on deferred taxes is recognized in the period of the enactment date.

Net Income per Share and Stock Distributions

Net income per share-basic is calculated by dividing net income by the weighted average shares outstanding during the period. Net income per share-diluted is calculated by dividing net income by the weighted average shares outstanding plus the dilutive effect of stock options, utilizing the treasury stock method.

All per share amounts reflect a 5% stock distribution declared on April 6, 2001, a 5% stock distribution declared on March 15, 2002, a three-for-two stock split declared on December 18, 2002 and a 5% stock distribution declared in 2004. See also Note 13 for information regarding the stock distribution declared and paid in 2004. As the Bank did not have sufficient retained earnings to record the stock distribution at the fair value of the stock distributed, the fair value of the stock was charged against retained earnings, to the extent retained earnings were available, the remaining amount was charged against additional paid in capital. The following is a calculation of net income per share for 2003, 2002 and 2001, dollars in thousands:

                                                  2003           2002           2001
                                               ----------     ----------     ----------
Net income                                     $    1,602     $      934     $      154

Basic weighted average shares outstanding       1,968,731      1,968,637      1,967,398
Plus:  Dilutive stock options                     218,824        114,715         44,975
Diluted weighted average share outstanding      2,187,555      2,083,352      2,012,373

Net income per share
     Basic                                     $     0.81     $     0.47     $     0.08
     Diluted                                   $     0.73     $     0.45     $     0.08


Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Federal funds sold are generally sold for one-day periods.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

Stock Based Compensation

At December 31, 2003, the Bank had three stock-based compensation plans, which are described more fully in Note 10. The Bank accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost related to stock options is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Bank had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to our stock option plans.

                                                               Years Ended December 31,
                                                    ---------------------------------------------
                                                         2003            2002            2001
                                                    -------------     -----------     -----------
Net income, as reported                             $   1,602,000    $    934,000     $   154,000
Deduct:  Total Stock-based compensation expense
   determined under fair value based method all
   awards, net of related tax effects                      21,000          97,000         392,000
                                                    -------------     -----------     -----------

Pro forma net income                                $   1,581,000    $    837,000     $  (238,000)
                                                    =============     ===========     ===========
Earnings per share:
   Basic - as reported                              $        0.81    $       0.47     $      0.08
   Basic - pro forma                                $        0.80    $       0.43     $     (0.12)
   Diluted - as reported                            $        0.73    $       0.45     $      0.08
   Diluted - pro forma                              $        0.72    $       0.40     $     (0.12)


Comprehensive Income

Comprehensive income includes net income and the change in the unrealized gain
(loss) on securities available for sale, net of tax.

(2)  Cash and Due from Banks

The Bank is required to maintain average reserve balances with the Federal Reserve Bank. At December 31, 2003 and 2002, the Bank was required to maintain $963,000 and $411,000, respectively, in deposits with the Federal Reserve Bank. The Bank was not required to maintain any other reserve balances.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

(3)  Securities Available for Sale

The amortized cost, gross unrealized gains and losses, and estimated market value of securities available for sale at December 31, 2003 and 2002 are as follows (in thousands):

                                                      2003
                                  ----------------------------------------------
                                                Gross        Gross     Estimated
                                  Amortized  Unrealized   Unrealized     Market
                                     Cost       Gains       Losses       Value
                                  ---------  -----------  -----------  ---------
Obligations of U.S. Government
    sponsored agencies             $46,544     $   297     $  (335)     $46,506

Corporate securities                   100           3          --          103
                                   -------     -------     -------      -------

Total                              $46,644     $   300     $  (335)     $46,609
                                   =======     =======     =======      =======


                                                      2002
                                  ----------------------------------------------
                                                Gross        Gross     Estimated
                                  Amortized  Unrealized   Unrealized     Market
                                     Cost       Gains       Losses       Value
                                  ---------  -----------  -----------  ---------
Obligations of U.S. Government
   sponsored agencies              $35,240     $   589     $    (1)     $35,828

Corporate securities                 1,058          49          (5)       1,102
                                   -------     -------     -------      -------

Total                              $36,298     $   638     $    (6)     $36,930
                                   =======     =======     =======      =======



In 2003, 2002 and 2001, the Bank received $25.8 million, $29.3 million and $23.7 million in security proceeds resulting in gross realized gains of $120,000, $5,000 and $0, respectively.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001


The following table (in thousands) includes the amortized cost of securities held to maturity at December 31, 2003 and 2002. Allaire did not have any securities classified as held to maturity in 2001.

                                                      2003
                                  ----------------------------------------------
                                                Gross        Gross     Estimated
                                  Amortized  Unrealized   Unrealized     Market
                                     Cost       Gains       Losses       Value
                                  ---------  -----------  -----------  ---------
Obligations of U.S. Government
   sponsored agencies              $12,550     $    35     $   (223)    $12,362
                                   =======     =======     ========     =======

                                                      2002
                                  ----------------------------------------------
                                                Gross        Gross     Estimated
                                  Amortized  Unrealized   Unrealized     Market
                                     Cost       Gains       Losses       Value
                                  ---------  -----------  -----------  ---------

Obligations of U.S. Government
   sponsored agencies              $ 8,056     $    19     $     --     $ 8,075
                                   =======     =======     ========     =======

The amortized cost and estimated market value of securities available for sale and held to maturity at December 31, 2003, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                 Estimated
Securities Available for Sale              Amortized Cost       Market Value
                                           --------------       ------------
Within one year through five years             $    --             $    --
After five years through ten years              28,191              28,253
After ten years                                 18,453              18,356
                                               -------             -------

Total                                          $46,644             $46,609
                                               =======             =======

                                                                 Estimated
Securities Held to Maturity                Amortized Cost       Market Value
                                           --------------       ------------
Within one year through five years             $    --             $    --
After five years through ten years               8,552               8,562
After ten years                                  3,998               3,800
                                               -------             -------

Total                                          $12,550             $12,362
                                               =======             =======

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

Investment securities with a carrying value of $6,518,000 and $1,023,000 at December 31, 2003 and 2002, respectively, were pledged to secure public funds and as required by the Federal Home Loan Bank of New York for short term borrowings.

Gross unrealized losses on securities available for sale and held to maturity and the estimated market value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2003 were as follows:

                              Less than 12 months       12 months or more             Total
                              --------------------   -----------------------   ---------------------
                               Fair     Unrealized   Unrealized      Fair      Unrealized     Fair
                               Value      Losses       Losses        Value       Losses       Value
                              --------  ----------   -----------  ----------   -----------  --------
Available for Sale:
U.S. Government sponsored
   agencies                   $22,142     $   335     $      --     $     --     $   335     $22,142
                              =======     =======     =========     ========     =======     =======

Held to Maturity:
U.S. Government sponsored
   agencies                   $ 4,271     $   223     $      --     $     --     $   223     $ 4,271
                              =======     =======     =========     ========     =======     =======

The unrealized losses on securities were caused by interest rate increases. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than the par value of the investment. All principal and interest payments are guaranteed by sponsored agencies of the U.S. Government. Because the Bank has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

(4)  Loans

Loans at December 31, 2003 and 2002 are summarized as follows (in thousands):

                                             2003                 2002
                                           ---------           ---------
Real estate loans - residential            $  16,199           $  17,079
Real estate loans - commercial                52,805              39,911
Home equity and second mortgages              16,963              16,183
Commercial and industrial                     13,333              11,872
Construction and land development              8,724               5,297
Consumer                                       1,301                 834
                                           ---------           ---------

                                             109,325              91,176

Allowance for loan losses                     (1,090)               (906)
                                           ---------           ---------

                                           $ 108,235           $  90,270
                                           =========           =========

A substantial portion of the Bank's loans are secured by real estate located in New Jersey, primarily in Monmouth and Ocean Counties. Accordingly, as with most financial institutions in the market area, the ultimate collectibility of a substantial portion of the Bank's loan portfolio is susceptible to changes in market conditions in these areas.

At December 31, 2003 and 2002, the Bank had loans to Officers, Directors and their affiliates of $702,000 and $322,000, respectively. The activity in 2003 consisted of originations of $393,000 and repayments of $13,000.

Activity in the allowance for loan losses for the years ended December 31, 2003, 2002 and 2001 is summarized as follows (in thousands):

                                       2003            2002            2001
                                      ------          ------          ------
Balance at beginning of year          $  906          $  633          $  430
Provision for loan losses                185             275             203
Charge-offs                                1               2              --
                                      ------          ------          ------
Balance at end of year                $1,090          $  906          $  633
                                      ======          ======          ======

At December 31, 2003 and 2002, there were no non-accrual loans or loans considered to be impaired.

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include commercial and standby letters of credit and unused lines of credit and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the financial statements.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

The contract or notional amounts of these instruments express the extent of involvement the Bank has in each category of financial instruments.

The Bank's exposure to credit loss from nonperformance by the other party to the above mentioned financial instruments is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

The contract or notional amount of financial instruments whose contract amounts represent credit risk at December 31, 2003 is as follows (in thousands):

        Standby letters of credit                        $   508
                                                         =======

        Outstanding loan and credit line commitments     $35,321
                                                         =======

Standby letters of credit are conditional commitments issued by the Bank guaranteeing performance by a customer to a third party. Fees charged for standby letters of credit with similar terms are utilized to estimate fair value of such guarantees, which were not significant at December 31, 2003. Outstanding loan commitments represent the unused portion of loan commitments available to individuals and companies as long as there is no violation of any condition established in the contract. Outstanding loan commitments generally have a fixed expiration date of one year or less, except for home equity loan credit line commitments which generally have an expiration date of up to 5 years. The bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based upon management's credit evaluation of the customer. Various types of collateral may be held, including property and marketable securities. The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers.

Real estate loans, primarily one to four family homes with a carrying value of $6,354,418 and $8,329,689 at December 31, 2003 and 2002, respectively, were pledged to secure short term borrowings as required by the Federal Home Loan Bank of New York. The Bank joined the Federal Home Loan Bank of New York during 2002.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

(5)  Premises and Equipment

Premises and equipment at December 31, 2003 and 2002 is summarized as follows (in thousands):

                                                     2003          2002
                                                  ---------      ---------
Building                                          $     325      $     325
Land                                                    378            378
Leasehold improvements                                1,444          1,417
Equipment                                             1,623          1,519
                                                  ---------      ---------
                                                      3,770          3,639
Accumulated depreciation                             (1,241)          (936)
                                                  ---------      ---------
                                                  $   2,529      $   2,703
                                                  =========      =========

Depreciation and amortization expense amounted to $305,000, $295,000 and $260,000 in 2003, 2002 and 2001, respectively.

(6)  Deposits

Interest-bearing deposits at December 31, 2003 and 2002 consist of the following (in thousands):

                                                      2003          2002
                                                  ---------      ---------
Savings, N.O.W., and money market accounts        $  74,191      $  66,680
Certificates of deposit of less than $100,000        32,571         26,986
Certificates of deposit of $100,000 or more          15,602         11,761
                                                  ---------      ---------
                                                  $ 122,364      $ 105,427
                                                  =========      =========

At December 31, 2003, certificates of deposit of $46,380,000 and $1,793,000 mature in 2004 and 2005 respectively.

(7)  Other Borrowings

The Bank currently is a member of the Federal Home Loan Bank of New York and Atlantic Central Bankers Bank, which are both primary sources used for short and long term borrowings. The Federal Home Loan Bank of New York and Atlantic Central Bankers Bank both price their advances daily. At December 31, 2003, the Bank had $1.5 million at a rate of 2.25% for a two year term, and $6.7 million at a rate of 1.04% in overnight borrowings with the Federal Home Loan Bank of New York, and $2.1 million at a rate of 1.47% in overnight borrowings with the Atlantic Central Bankers Bank.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

(8)  Income Taxes

Components of income tax expense (benefit) for the years ended December 31, 2003, 2002 and 2001 are as follows (in thousands):

                                                   2003       2002       2001
                                                  -----      -----      -----
Current income tax expense
     Federal                                      $ 825      $ 534      $  65
     State                                          100         82         21
                                                  -----      -----      -----
                                                  $ 925      $ 616      $  86
                                                  -----      -----      =====
Deferred income tax expense (benefit)
     Federal                                        (49)       (47)        18
     State                                            3         (7)        (7)
                                                  -----      -----      -----
                                                  $ (46)     $  54         11
                                                  -----      -----      -----

                                                  $ 879      $ 562      $  97
                                                  =====      =====      =====

The following table presents a reconciliation between the reported income taxes and the income taxes which would be computed by applying the normal federal income tax rate (34%) to income before taxes:

                                                   2003       2002       2001
                                                  -----      -----      -----
Federal income tax                                $ 844      $ 508      $  85
Add (deduct) effect of:
     State income tax expense, net of federal
     income tax effect                               66         29          9
Change in valuation reserve                          --         21         --
Tax-exempt income                                    (1)        (1)        --
Bank Owned Life Insurance                           (36)        --         --
Meals & entertainment                                 3          3          2
Other                                                 3          2          1
                                                  -----      -----      -----
                                                  $ 879      $ 562      $  97
                                                  =====      =====      =====

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

The tax effects of existing temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                          2003         2002
                                                         -----        -----
Deferred tax assets:
Allowance for loan losses                                $ 425        $ 354
Organization & start-up costs                               --            1
New Jersey NOL carry-forwards                               32           32
Unrealized loss on AFS Securities                           13           --
Organizational and start-up costs                           20            9
                                                         -----        -----
                                                           490          396
Valuation Reserve                                           63           35
                                                         -----        -----
                                                           427          361
                                                         -----        -----
Deferred tax liabilities
Loan origination costs                                      90           76
Depreciation                                                87           40
Unrealized gains on securities available for sale           --          240
Accrued interest receivable and accrued expenses           195          249
                                                         -----        -----
                                                           372          605
                                                         -----        -----
Net deferred tax (liability) asset                       $  55        $(244)
                                                         =====        =====

Included in other comprehensive income was $253,000, $233,000 and $240,000 in 2003, 2002 and 2001, respectfully, of deferred income tax expense related to the change in unrealized gains on securities available for sale.

Based upon taxes paid and estimated future taxable income, management believes that it is more likely than not that the net deferred tax asset will be realized. A valuation reserve of $63,000 and $35,000 has been established at December 31, 2003 and 2002 related to certain state tax benefits.

(9)  Commitments and Contingencies

At December 31, 2003, the Bank was obligated under five non-cancelable leases for premises. Such leases provide for increased rentals based upon increases in real estate taxes and the cost of living index. Minimum rental payments under the terms of these leases are as follows (in thousands):

                        2004                  $    366
                        2005                       324
                        2006                       270
                        2007                       225
                        2008                       168
                        Thereafter            $    231

Total rent expense was $377,000, $313,000 and $283,000 in 2003, 2002 and 2001,
respectively.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

Litigation

The Bank may, in the ordinary course of business, become a party to litigation involving collection matters, contract claims and other legal proceedings relating to the conduct of its business. The Bank may also have various commitments and contingent liabilities which are not reflected in the accompanying consolidated statement of condition. Management is not aware of any present legal proceedings or contingent liabilities and commitments that would have a material impact on the Bank's financial position or results of operations.

(10)  Regulatory Matters

Subject to applicable law, the Board of Directors of the Bank may provide for the payment of dividends. New Jersey law provides that no dividend may be paid unless, after the payment of such dividend, the capital stock of the Bank will not be impaired and either the Bank will have a statutory surplus of not less than 50% of its capital stock or the payment of such dividend will not reduce the statutory surplus of the Bank.

The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators and components, risk weightings and other factors.

The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain restrictions on the payment of dividends and management fees, restrictions on asset growth and executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution by the regulatory agencies, including requirements to raise additional capital, sell assets, or sell the entire institution.

Once an institution becomes "critically undercapitalized" it must generally be placed in receivership or conservatorship within ninety (90) days. An institution is deemed to be "critically undercapitalized" if it has a tangible equity ratio, as defined, of 2% or less.

To be considered "well capitalized," an institution must generally have a leverage ratio (Tier 1 capital to total assets), as defined, of at least 5%, a Tier 1 risk-based capital ratio, as defined, of at least 6%, and a total risk-based capital ratio, as defined, of at least 10%. Management believes that, as of December 31, 2003, the Bank meets all capital adequacy requirements of the FDIC.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

Further, the most recent FDIC notification categorized the Bank as a well-capitalized institution under the prompt corrective action regulations.

The following is a summary of the Bank's actual capital amounts and ratios as of December 31, 2003 and 2002, compared to the FDIC minimum capital adequacy requirements and the FDIC requirements for classification as a "well-capitalized" institution (dollars in thousands):


                                                               2003
                              -----------------------------------------------------------------------
                                                          Minimum Capital      Classification as well
                                     Actual                  Adequacy               Capitalized
                              --------   ---------  ------------   ---------  -----------   ---------
                               Amount      Ratio        Amount       Ratio        Amount     Ratio
                              --------   ---------  ------------   ---------  -----------   ---------
Leverage (Tier 1) Capital     $13,950       7.81%      $ 7,144        4.00%      $ 8,930      5.00%

Risk-based capital:
    Tier 1                    $13,950      11.02%      $ 5,065        4.00%      $ 7,598      6.00%

    Total                     $15,040      11.88%      $10,130        8.00%      $12,663     10.00%


                                                               2003
                              -----------------------------------------------------------------------
                                                          Minimum Capital      Classification as well
                                     Actual                  Adequacy               Capitalized
                              --------   ---------  ------------   ---------  -----------   ---------
                               Amount      Ratio        Amount       Ratio        Amount     Ratio
                              --------   ---------  ------------   ---------  -----------   ---------

Leverage (Tier 1) Capital     $12,338       8.39%      $ 5,882        4.00%      $ 7,352      5.00%

Risk-based capital:
    Tier 1                    $12,338      11.95%      $ 4,130        4.00%      $ 6,195      6.00%

         Total                $13,244      12.83%      $ 8,260        8.00%      $10,325     10.00%


(11)  Stock Option Plans

The Bank has employee and director stock option plans. The plans provide for the granting of stock options, of up to 388,375 shares of common stock of the Bank. The terms of grants are determined by a committee of the board of directors, subject to the provisions of the plans. Options granted under the plan are not exercisable beyond 10 years and may not be granted at a price less than the fair market value of the Bank's stock on the date of grant.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

A summary of the status of the Bank's stock option plans as of and for the year ended December 31, 2003, 2002 and 2001 is presented below:

                                           2003                            2002                          2001
                                  ----------------------------   --------------------------   ----------------------------
                                                                                Weighted
                                                 Weighted                        Average                       Weighted
                                                  Average                       Exercise                       Average
                                  Shares      Exercise Price        Shares        Price         Shares      Exercise Price
                                  ---------  -----------------   ------------  ------------   -----------  ---------------
Outstanding at beginning of
year                              389,030        $    7.79          385,386      $  7.79        191,152        $  6.52
Granted                             3,308            17.50            6,954         7.86        201,417           8.95
Forfeited                              --               --           (3,310)        7.85         (7,183)          6.30
Exercised                           3,963             6.73               --           --             --             --
Outstanding at end of year        388,375             7.91          389,030         7.79        385,386           7.79
Options exercisable at year
end                               388,375             7.91          389,030         7.79        341,681           7.66
Weighted average fair value
   of Options granted
   during the year                               $    6.22                       $  2.44                       $  2.87


The weighted average remaining contractual life of stock options outstanding at December 31, 2003 was 6.9 years.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2003, 2002 and 2001; dividend yield of 0%, expected volatility of 35%; risk free interest rate of 4.40% and 4.84% respectively; and expected lives of five years respectively.

(12)  Fair Value of Financial Instruments

The following fair value estimates, methods and assumptions were used to measure the fair value of each class of financial instruments for which it is practical to estimate such value:

Cash and Cash Equivalents

Cash and cash equivalents are short-term in nature, the carrying amount was considered to be a reasonable estimate of fair value.

Securities

Securities were valued based upon quoted market prices, if available, to determine fair value. If a quoted market price was not available, fair values were estimated using quoted market prices for similar securities.

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

Loans

Fair values were estimated for portfolios of performing loans with similar characteristics. For certain similar types of loans, such as residential mortgages, fair value was estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other performing loan types was estimated by discounting total future cash flows using market discount rates that reflect the credit and interest rate risk inherent in the loan.

Fair value for significant non-performing loans was based on recent external appraisals of collateral securing such loan. If such appraisals were not available, estimated cash flows were discounted employing a rate incorporating the risk associated with such cash flows.

Commitments to Extend Credit and Standby Letters of Credit

The majority of the Bank's commitments to extend credit and standby letters of credit carry current market rates if converted to loans. Therefore, the estimated fair value is approximated by the recorded deferred fee amounts. Such amounts are immaterial to the consolidated financial statements of the Bank and, therefore, are not separately disclosed.

Deposit Liabilities

The fair value of demand, savings, N.O.W. and money market deposits is the amount payable on demand at December 31, 2003 and 2002. The fair value of certificates of deposit was based on the discounted value of contractual cash flows. The discount rate was estimated utilizing the rates currently offered for deposits of similar remaining maturities.

Other Borrowings

Other borrowings consists of two year term borrowings and overnight borrowings. The fair value of term borrowings is estimated based upon discounted cash flows utilizing current rates charged for borrowings with similar remaining terms. The fair value of overnight borrowings is approximated by the carrying value due to their short-term nature.

Limitations

Fair value estimates were made at December 31, 2003 and 2002, based upon pertinent market data and relevant information on each financial instrument. These estimates do not include any premium or discount that could result from an offer to sell the Bank's entire holdings of a particular financial instrument or category thereof at one time. Since no market exists for a substantial portion of the Bank's financial instruments, fair value estimates were necessarily based on judgments with respect to future loss experience, current economic conditions, risk assessments of various financial instruments involving a myriad of individual borrowers, and other factors. Given the innately subjective nature of these estimates, the uncertainties surrounding them and other matters of significant judgment that must be applied, these fair value estimations cannot be calculated with precision. Modifications in such assumptions could

                             ALLAIRE COMMUNITY BANK
                   Notes to Consolidated Financial Statements
                        December 31, 2003, 2002 and 2001

meaningfully alter these estimates. Since these fair value approximations were made solely for the balance sheet financial instruments at December 31, 2003, 2002 and 2001, no attempt was made to estimate the value of anticipated future business or the value of nonfinancial statement assets or liabilities. Furthermore, certain tax implications related to the realization of the unrealized gains and losses could have a substantial impact on these fair value estimates and have not been incorporated into the estimates.

The estimated fair values of the Bank's financial instruments at December 31, 2003 and 2002 are as follows (in thousands):

                                                     2003                      2002
                                            -----------------------   -----------------------
                                            Book Value   Fair Value   Book Value   Fair Value
                                            ----------   ----------   ----------   ----------
Financial assets:
Cash and cash equivalents                    $  7,249     $  7,249     $ 14,467     $ 14,467
Investment securities available for sale       46,609       46,609       36,930       36,930
Securities held to maturity                    12,550       12,362        8,056        8,075
Loans, net                                    108,235      107,951       90,270       90,134

Financial liabilities:
Deposits                                     $157,458     $157,939     $140,029     $140,240
Borrowed funds                                 10,250       10,253           --           --


(13)  Subsequent Events

The Bank paid a 5% stock distribution on June 7, 2004. All share amounts set forth in these consolidated financial statements and notes thereto have been restated to give effect to the June 7, 2004 stock distribution.

On June 30, 2004, the Bank and Monmouth Community Bancorp ("Bancorp") entered into an agreement and plan of acquisition, pursuant to which the Bank and Bancorp will combine, as equals, in a strategic business combination. The agreement and plan of acquisition provides, among other things, for Bancorp to change its name to Central Jersey Bancorp, effect a six for five stock split to shareholders of record as of July 15, 2004, and exchange one share of Central Jersey Bancorp common stock for each outstanding share of the Bank's common stock. The proposed business combination is subject to certain customary conditions, including, without limitation, the Bank and Bancorp receiving shareholder and regulatory approvals.

                             ALLAIRE COMMUNITY BANK
                           Consolidated Balance Sheets
                    September 30, 2004 and December 31, 2003
                      (in thousands, except share amounts)

                                                                                    September 30,  December 31,
                                                                                         2004          2003
                                                                                      ---------     ---------
Assets
Cash and due from banks .........................................................     $   8,066     $   7,149
Federal funds sold ..............................................................         8,300           100
Securities available for sale, at market value ..................................        54,225        46,609
Securities held to maturity (market value of $10,212 and $12,362 at September 30,
2004 and December 31, 2003 respectively) ........................................        10,326        12,550
Loans, net ......................................................................       117,139       108,235
Premises and equipment ..........................................................         3,257         2,529
Bank Owned Life Insurance .......................................................         3,208         3,105
Other assets ....................................................................         1,665         1,743
                                                                                      ---------     ---------
     Total assets ...............................................................     $ 206,186     $ 182,020
                                                                                      =========     =========
Liabilities and Shareholders' Equity

Deposits:
     Non-interest bearing .......................................................        43,844     $  35,094
      Interest bearing ..........................................................     $ 144,957       122,364
                                                                                      ---------     ---------
                                                                                        188,801       157,458
Other Borrowings ................................................................         1,500        10,250
Accrued expenses and other liabilities ..........................................           334           384
                                                                                      ---------     ---------
        Total liabilities .......................................................     $ 190,635     $ 168,092
                                                                                      =========     =========

Stockholders' equity:
Common stock, par value $3.33 per share.
     Authorized 7,500,000 shares: issued and outstanding 1,988,356 shares in 2004
     and  1,877,487 in 2003 .....................................................     $   6,628     $   6,258
     Additional paid-in capital .................................................         6,664         5,157
     Retained Earnings ..........................................................         2,175         2,535
     Accumulated other comprehensive (loss) income ..............................            84           (22)
                                                                                      ---------     ---------
Total stockholders' equity ......................................................        15,551        13,928

Commitments and contingencies (note 3) ..........................................            --            --
                                                                                      ---------     ---------

Total liabilities and stockholders' equity ......................................     $ 206,186     $ 182,020
                                                                                      =========     =========

See accompanying notes to consolidated financial statements.

                             ALLAIRE COMMUNITY BANK
                      Consolidated Statements of Income
         For the three and nine months ended September 30, 2004 and 2003
                      (in thousands, except share amounts)


                                                                      Three months ended            Nine months ended
                                                                         September 30,                 September 30,
                                                                 (unaudited)    (unaudited)    (unaudited)     (unaudited)
                                                                 -----------    -----------    -----------     -----------
                                                                     2004           2003           2004            2003
                                                                     ----           ----           ----            ----

Interest and dividend income:
     Interest and fees on loans                                   $    1,803     $    1,679     $    5,250     $    4,912
     Interest on securities available for sale                           727            506          1,971          1,407
     Interest on securities held to maturity                             141            151            440            358
     Interest on Federal funds sold and due from banks                    20             12             30             38
                                                                  ----------     ----------     ----------     ----------
          Total interest income                                        2,691          2,348          7,691          6,715

Interest expense:
     Interest on deposits                                                463            438          1,329          1,371
     Interest on borrowings                                                9              8             43              9
                                                                  ----------     ----------     ----------     ----------
          Total interest expense                                         472            446          1,372          1,380
                                                                  ----------     ----------     ----------     ----------

          Net interest income                                          2,219          1,902          6,319          5,335

Provision for loan losses                                                 17             23             82            138
                                                                  ----------     ----------     ----------     ----------
          Net interest income after provision for loan losses          2,202          1,879          6,237          5,197
                                                                  ----------     ----------     ----------     ----------

Other income:
     Service charges on deposit accounts                                  84             88            251            259
     Income on Bank Owned Life Insurance                                  35             37            104             70
     Other service charges, commissions and fees                          42             36            102             86
     Gain on sale of Securities available for sale                        --             --             11            112
Total other income                                                       161            161            468            527
                                                                  ----------     ----------     ----------     ----------
Other expenses:
     Salaries and employee benefits                                      798            675          2,262          1,954
     Occupancy expenses                                                  273            264            800            771
     Stationery, supplies, printing and communications                    72             61            184            178
     Data processing                                                     237            201            667            559
     Advertising and marketing                                            11             11             42             47
     Professional fees                                                    92             40            182            127
     Merger Related  expenses                                            117             --            192             --
     Other expenses                                                        1            123            255            297
                                                                  ----------     ----------     ----------     ----------
          Total other expenses                                         1,601          1,375          4,584          3,933
                                                                  ----------     ----------     ----------     ----------
          Income before income taxes                                     762            665          2,121          1,791

Income taxes                                                             310            230            815            635
                                                                  ----------     ----------     ----------     ----------
          Net income                                              $      452     $      435     $    1,306          1,156
                                                                  ==========     ==========     ==========     ==========

Net income per share - Basic                                      $     0.23     $     0.22     $     0.66     $     0.59
                       Diluted                                    $     0.20     $     0.20     $     0.59     $     0.53

Weighted average shares outstanding:
                       Basic                                       1,978,283      1,968,638      1,973,685      1,968,615
                       Diluted                                     2,228,715      2,174,955      2,203,697      2,189,914


See accompanying notes to consolidated financial statements.

                             ALLAIRE COMMUNITY BANK
           Consolidated Statements of Changes in Shareholders' Equity
              For the nine months ended September 30, 2004 and 2003
                                 (in thousands)

                                                                                              Accumulated
                                                                                                 other
                                                            Additional         Retaine       comprehensive
                                          Common Stock    paid-in capital      Earnings       income (loss)       Total
                                          ------------    ---------------      --------      --------------     ---------
Balance at December 31, 2003                $ 6,258          $ 5,157           $  2,535         $    (22)       $  13,928

     Net Income                                                                   1,306                             1,306

Other comprehensive income,                                                                          113              113
   net unrealized holding,
   on securities available for sale,
   net of tax gains of $ 68

Less reclassification adjustment for                                                                  (7)              (7)
   gains included in net income, net
   income, net of tax of $ 4

Comprehensive income                                                                                                1,412

Stock Options Exercised                          57               80                  -                -              137

Tax Benefit on Non-qualified
   Stock Options Exercised
                                                                  73                                                   73
5% Stock Dividend, 93,874 shares
   net of sale of fractional shares             313            1,354             (1,666)               -                1

Balance at September 30, 2004               $ 6,628          $ 6,664           $  2,175         $     84        $  15,551
                                            =======          =======           ========         ========        =========

Balance at December 31, 2002                $ 6,246            5,142                933              392           12,713

Net income                                                                        1,156                             1,156

Other comprehensive income,                                                                         (355)            (355)
   net unrealized holding losses,
   on securities available for sale,
   net of tax of $ 213

Less reclassification adjustment for                                                                 (71)             (71)
   gains included in net income,
   net of tax of $ 41

Comprehensive income                                                                                                  730

Stock Options Exercised                           4                9                  -                -               13
                                            -------          -------           --------         --------        ---------

Balance at September 30, 2003               $ 6,250          $ 5,151           $  2,089         $    (34)       $  13,456
                                            =======          =======           ========         ========        =========

                             ALLAIRE COMMUNITY BANK
                      Consolidated Statements of Cash Flows
              For the nine months ended September 30, 2004 and 2003
                                 (in thousands)

                                                               (unaudited)   (unaudited)
                                                                  2004          2003
                                                                  ----          ----
Cash flows from operating activities:
            Net income                                          $  1,306      $  1,156
Adjustments to reconcile net income to net cash provided by
operating activities:
    Provision for loan losses                                         82           138
    Tax Benefit of non-qualified stock options                        73            --
    Depreciation and amortization                                    236           230
    Increase in Cash Surrender Value of Life Insurance              (103)          (70)
    Gain on sale of securities available for sale                    (11)         (112)
    Increase in other assets                                          17          (305)
    Decrease in accrued expenses and other
    liabilities                                                      (50)         (464)
                                                                --------      --------

            Net cash provided by operating activities              1,550           573

Cash flows from investing activities:

    Proceeds from maturities / pay downs of securities
    available for sale                                             9,439        18,675
    Proceeds from sale of securities available for sale            1,848         5,767
    Proceeds from maturities / pay downs of securities
    held to maturity                                               2,224            --
    Purchase of securities held to maturity                           --        (4,494)
    Purchase of securities available for sale                    (18,724)      (33,851)
    Purchase of Bank Owned Life Insurance                             --        (3,000)
    Net increase in loans                                         (8,986)      (12,595)
    Purchase of premises and equipment                              (964)          (75)
                                                                --------      --------

           Net cash used in investing activities
                                                                 (15,163)      (29,573)
                                                                --------      --------
Cash flows from financing activities:
    Proceeds from exercised of stock options                         137            13
    Borrowings on Federal Home Loan Bank Advances                     --         2,200
    Repayments of  Other Borrowings                               (8,750)           --
    Net increase in non-interest bearing deposits                  8,750           462
    Net increase in interest bearing deposits                     22,593        18,186
                                                                --------      --------

        Net cash provided by financing activies                   22,730        20,861
                                                                --------      --------

        Increase ( Decrease) in cash and cash equivalents          9,117        (8,139)

Cash and cash equivalents at beginning of year                     7,249        14,467
                                                                --------      --------
Cash and cash equivalents at end of period                      $ 16,366      $  6,328
                                                                ========      ========
Cash paid during the year for:
Interest                                                        $  1,374      $  1,370
Income taxes                                                    $    912      $  1,105


See accompanying notes to consolidated financial statements

                             ALLAIRE COMMUNITY BANK
              Notes to Unaudited Consolidated Financial Statements
                    September 30, 2004 and December 31, 2003

(1)  Summary of Significant Accounting Policies

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and in conformity with the instructions to Form 10-Q and Article 10 of Regulation S-X for Allaire Community Bank ("Allaire Community" or the "Bank"). All significant inter-company balances and transactions have been eliminated in the consolidated financial statements.

In the opinion of management, all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial condition, results of operations, and changes in cash flows have been made at and for the three and nine months ended September 30, 2004 and 2003. The results of operations for the three and nine months ended September 30, 2004, are not necessarily indicative of results that may be expected for the entire year ending December 31, 2004. These interim financial statements should be read in conjunction with the December 31, 2003 annual report.

(2)  Earnings Per Share

Basic earnings per share are calculated by dividing net income by the daily average number of common shares outstanding during the period.

Diluted earnings per share is computed similarly to that of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potential dilutive common shares were issued utilizing the treasury stock method.

All per share amounts reflect the effect of a 5% stock dividend paid on June 7, 2004 by the bank. The following is a calculation of net income per share for the three and nine months ended September 30, 2004 and 2003, dollars in thousands:

Calculation of Basic and Diluted Earnings Per Share
----------------------------------------------------
(dollars in thousands, except per share data)


                                       Three months ended September 30,       Nine months ended September 30,
                                       --------------------------------       -------------------------------
                                           2004                2003               2004              2003
                                           ----                ----               ----              ----
Net Income                              $      452         $      435         $    1,306         $    1,156

Basic weighted average common
shares outstanding                       1,978,283          1,968,638          1,973,685          1,968,615

Plus: Dilutive stock options               250,432            206,317            230,012            221,299

Diluted weighted-average common
shares outstanding                       2,228,715          2,174,955          2,203,697          2,189,914

Net income per common share
   Basic                                $     0.23         $     0.22         $     0.66         $     0.59
   Diluted                              $     0.20         $     0.20         $     0.59         $     0.53


                             ALLAIRE COMMUNITY BANK
              Notes to Unaudited Consolidated Financial Statements
                    September 30, 2004 and December 31, 2003

(3)  Commitments and Contingencies

At September 30, 2004, the Bank had the following commitments: (i) to originate loans of $11.5 million; (ii) unused equity lines of credit of $14.1 million;
(iii) unused commercial lines of credit of $8.3 million; (iv) unused personal lines of credit of $25,000; and (vi) letters of credit outstanding totaling $820,000. Further, certificates of deposits, which are scheduled to mature and/or rollover in one year or less, totaled $49.3 million at September 30, 2004.

On June 30, 2004 Allaire Community Bank ( or "Allaire" ) and Monmouth Community Bancorp ("Bancorp") announced that they had entered into an Agreement and Plan of Acquisition to combine. The agreement provides for, among other things, Bancorp to change its name to Central Jersey Bancorp, effect a six-for-five stock split to shareholders of record as of July 15, 2004, and exchange one share of Central Jersey Bancorp for each outstanding share of Allaire Community Bank common stock. In order to create an ownership structure that gives each company approximate equal ownership of the combined entities, Bancorp will effect a 6-for-5 stock split prior to closing.

It is anticipated that subsequent to the consummation of the transaction, Allaire Community Bank and Monmouth Community Bank, National Association will combine as Central Jersey Bank, National Association.

This combination will result in fifteen branch locations stretching from Point Pleasant Boro, Ocean County, to Little Silver, Monmouth County.

The proposed combination is subject to certain customary conditions including Allaire and Bancorp receiving shareholder and regulatory approvals.

(4)  Allowance for Loan Losses

The following table presents the activity in the allowance for loan losses.

                                 For the nine months ended September 30,
                                 ---------------------------------------
                                         2004             2003
                                     (unaudited)     (in thousands)
                                     -----------     --------------
Balance at beginning of period          $ 1,090         $   906
Provision charged to operations              82             138
Charge offs, net of recoveries               --              (1)
                                        -------         -------

Balance at end of period                $ 1,172         $ 1,043
                                        =======         =======

(5)  Comprehensive Income

Total comprehensive income, consisting of net income and the net change in unrealized gain (loss) on securities available for sale, was $ 503,000 and $10,000 for the three months ended September 30, 2004 and 2003, respectively and $ 1.4 million and $730,000 for the nine months ended September 30, 2004 and 2003 respectively.

                             ALLAIRE COMMUNITY BANK
              Notes to Unaudited Consolidated Financial Statements
                    September 30, 2004 and December 31, 2003

(6)  Stock Based Compensation

At September 30, 2004 the Bank had three stock-based compensation plans. The Bank accounts for these plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based compensation cost related to stock options is reflected in net income, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock on the date of the grant. The following table illustrates the effect on net income and earnings per share if the Bank had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to our stock option plans.

                                  Three months ended September 30,  Nine months ended September 30,
                                  -------------------------------   -------------------------------
                                        2004           2003           2004               2003
                                        ----           ----           ----               ----
Net Income, as reported            $     452,000   $     435,000   $   1,306,000   $   1,156,000

Basic weighted average common
shares outstanding                     1,978,283       1,968,638       1,973,685       1,968,615

   Deduct:  Total Stock-based
     compensation expense
     determined under Fair value
     based method, net of
     Related tax effects                      --              --              --          21,000
                                   -------------   -------------   -------------   -------------

      Pro forma net income         $     452,000   $     435,000   $   1,306,000   $   1,135,000

      Earnings per share:
      Basic - as reported          $      0.23     $       0.22    $       0.66    $       0.59

      Basic - pro forma            $      0.23     $       0.22    $       0.66    $       0.58

      Diluted - as reported        $      0.20     $       0.20    $       0.59    $       0.53

      Diluted - pro forma          $      0.20     $       0.20    $       0.59    $       0.52


The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2003, dividend yield of 0%, expected volatility of 25%, risk free interest rate of 4.40% and expected lives of five years.

               UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed consolidated balance sheet combines the historical balance sheets of Central Jersey Bancorp ("Bancorp") and Allaire Community Bank ("Allaire"), giving effect to the consummation of the combination of these two entities as of December 31, 2004. The following unaudited pro forma combined condensed consolidated statements of income for the year ended December 31, 2004, give effect to the consummation of the combination as if such transaction had become effective on January 1, 2004. The combination will be accounted for using the purchase method of accounting, including the pro forma adjustments described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements.

     The pro forma financial statements included herein are presented for information purposes only. They include various estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the combination had been consummated on the date or at the beginning of the period indicated or which may be obtained in the future. The fair value adjustments contained in the pro forma financial statements are determined as of the closing date of the combination. These statements and accompanying notes should be read together with the historical financial statements, including the notes thereto, of Bancorp that have been presented in Bancorp's prior filings with the Securities and Exchange Commission.

     We anticipate that the combination will provide the combined company with financial benefits including cost savings and enhanced revenue opportunities. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect benefits of expected cost savings or revenue opportunities and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had Bancorp and Allaire been combined during these periods.

                          BANCORP COMBINED WITH ALLAIRE
               UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                                  BALANCE SHEET
                                December 31, 2004
                          (In thousands, except ratios)

                                                                        Pro Forma Adjustments      Bancorp/Allaire
                                            Bancorp       Allaire     -------------------------       Pro Forma
                                           Historical    Historical    Debits          Credits        Combined
                                           ----------    ----------   ---------       ---------       ---------
Assets:
Cash and due from banks                     $   9,169    $   6,736           $-       $     700(3)    $  15,205
Federal funds sold                              9,425          150           --              --           9,575
Securities:
    Available-for-sale                         73,668       56,875           --              --         130,543
    Held-to-maturity                           16,484        8,866           --             219(2C)      25,131
                                            ---------    ---------    ---------       ---------       ---------

      Total securities                         90,152       65,741           --             219         155,674
                                            ---------    ---------    ---------       ---------       ---------

Loans                                         141,335      120,568          388(2E)          --         262,291
Less:  Allowance for loan losses                1,638        1,203           --              --           2,841
                                            ---------    ---------    ---------       ---------       ---------

          Net loans                           139,697      119,365          388              --         259,450
                                            ---------    ---------    ---------       ---------       ---------

Goodwill                                           --           --       26,349(2)           --          26,349
Identifiable intangibles                           --           --        3,785(2D)          --           3,785
Premises & equipment                            2,496        3,186          350(2C)          --           6,032
Bank owned life insurance                          --        3,227           --              --           3,227
Other assets                                    3,176        2,438          856(3)        1,287(2C)       5,183
                                            ---------    ---------    ---------       ---------       ---------

      Total assets                          $ 254,115    $ 200,843    $  31,728       $   2,206       $ 484,480
                                            =========    =========    =========       =========       =========

Liabilities:
Deposits:
    Demand                                  $  29,897    $  39,237           $-              $-       $  69,134
    Savings                                    27,839       56,326           --              --          84,165
    NOW & money market                         94,385       30,845           --              --         125,230
    Time                                       80,732       43,455           --              16(2C)     124,203
                                            ---------    ---------    ---------       ---------       ---------

      Total deposits                          232,853      169,863           --              16         402,732
                                            ---------    ---------    ---------       ---------       ---------

Federal funds purchased & collateralized
    borrowings                                     --       14,900            3(2C)          --          14,897
Subordinated debentures                         5,155           --           --              --           5,155
Accrued expenses & other liabilities              252          234           --             852(3)        1,338
                                            ---------    ---------    ---------       ---------       ---------

      Total liabilities                     $ 238,260    $ 184,997    $       3       $     868       $ 424,122
                                            ---------    ---------    ---------       ---------       ---------

Shareholders' Equity:
Common stock                                       19        6,654        6,654(2B)          20(2A)          39
Additional paid-in-capital                     15,237        6,738        6,738(2B)      44,483(2A)      59,720
Retained earnings                               1,218        2,637        2,637(2B)          --           1,218
Accumulated other comprehensive loss             (619)        (183)          --             183(2B)        (619)
                                            ---------    ---------    ---------       ---------       ---------

      Total shareholders' equity               15,855       15,846       16,029          44,686          60,358
                                            ---------    ---------    ---------       ---------       ---------

      Total liabilities and shareholders'
      equity                                $ 254,115    $ 200,843    $  16,032       $  45,554       $ 484,480
                                            =========    =========    =========       =========       =========


                                                  Bancorp           Allaire           Bancorp/Allaire
                                                ----------         ----------        ------------------
                                                Historical         Historical        Pro Forma Combined
Tier 1 Leverage Ratio                              8.15%              7.97%                 8.18%
Tier 1 Risk-Based Capital Ratio                   12.70%             11.36%                12.22%
Total Risk-Based Capital Ratio                    13.70%             12.22%                13.15%

   See "Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements"


                          BANCORP COMBINED WITH ALLAIRE
     UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      For the Year Ended December 31, 2004
                    (In thousands, except for share amounts)

                                                                        Pro Forma Adjustments      Bancorp/Allaire
                                            Bancorp       Allaire     -------------------------       Pro Forma
                                           Historical    Historical    Debits          Credits        Combined
                                           ----------   ----------   ----------      ----------      ----------
Interest Income:
Loans                                      $    8,206   $    7,113   $      129(4)   $       --          15,190
Securities                                      3,231        3,264           --              73(4)        6,568
Federal funds sold and other                      114           34           --              --             148
                                           ----------   ----------   ----------      ----------      ----------

    Total interest income                      11,551       10,411          129              73          21,906
                                           ----------   ----------   ----------      ----------      ----------

Interest Expense:
Savings, NOW & money market deposits            1,275          763           --              --           2,038
Time deposits                                   1,561        1,003           --            8(4)           2,556
Federal funds purchased, collateralized
    borrowings & other                            210           79         3(4)              --             292
                                           ----------   ----------   ----------      ----------      ----------

    Total interest expense                      3,046        1,845            3               8           4,886
                                           ----------   ----------   ----------      ----------      ----------

    Net interest income                         8,505        8,566          132              81          17,020
Provision for loan losses                         260          113           --              --             373
                                           ----------   ----------   ----------      ----------      ----------

    Net interest income after
      provision for loan losses                 8,245        8,453          132              81          16,647
                                           ----------   ----------   ----------      ----------      ----------

Non-Interest Income:
Service charges on deposit accounts               830          337           --              --           1,167
Gain on the sale of available
     for sale securities                           --           11           --              --              11
Other                                              19          272           --              --             291
                                           ----------   ----------   ----------      ----------      ----------

      Total non-interest income                   849          620           --              --           1,469
                                           ----------   ----------   ----------      ----------      ----------

Non-Interest Expense:
Salaries and employee benefits                  3,619        3,108           --              --           6,727
Occupancy expenses                                844        1,065            6(4)           --           1,915
Other operating expenses                        2,635        1,728           --              --           4,363
Amortization of identifiable intangibles           --           --          688(4)           --             688
Combination related costs                          --          282           --              --             282
                                           ----------   ----------   ----------      ----------      ----------

      Total non-interest expense                7,098        6,183          694              --          13,975
                                           ----------   ----------   ----------      ----------      ----------

Income before income taxes                      1,996        2,890          826              81           4,141
Provision for income taxes                        778        1,122          281              28           1,647
                                           ----------   ----------   ----------      ----------      ----------

      Net income                           $    1,218   $    1,768   $      545      $       53      $    2,494
                                           ==========   ==========   ==========      ==========      ==========

Earnings Per Share on:
    Basic                                  $      .65   $      .89           --              --      $      .65
    Diluted                                $      .62   $      .80           --              --      $      .60
Weighted Average Shares Outstanding:
    Basic                                   1,860,688    1,978,369       Note 6          Note 6       3,839,057
    Diluted                                 1,961,481    2,217,666       Note 6          Note 6       4,179,147


           See "Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements"

                        NOTES TO THE UNAUDITED PRO FORMA
              COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1.

     The combination was accomplished through the exchange of one share of Bancorp's common stock for each outstanding share of common stock of Allaire. The combination was completed on January 1, 2005.

     Allaire's estimated fair value adjustments for securities, loans, premises, deposits, borrowings and stock options were determined by the management of Bancorp with the assistance of certain investment banking and consulting firms. Bancorp's actual fair value adjustments, where appropriate, were determined as of the combination date and will be accreted or amortized into income or expense to produce a level yield over the expected life or term of the underlying asset or liability. The resulting premiums and discounts for purposes of the Pro Forma Financial Statements, where appropriate, are being amortized and accreted into income as more fully described in Notes 4 and 5.

     Deferred tax assets and liabilities were recorded to reflect the tax consequences associated with differences between the tax basis and book basis of the assets acquired and liabilities assumed, using an effective federal tax rate of 34% with the exception of $2.5 million related to the fair value of qualified stock options. Bancorp and Allaire's actual effective tax rates for the twelve months ended December 31, 2004 were 38.98% and 38.82%, respectively. Bancorp calculated an expected pro forma combined effective tax rate of 39.77% based on the basis of federal, state and local statutory tax rates in effect at December 31, 2004.

     Certain reclassifications have been made to Allaire's historical financial information in order to conform to Bancorp's presentation.


                                      PF5

Note 2.
-------

     A reconciliation of the excess consideration paid by Bancorp over Allaire's net assets acquired ("Goodwill") is as follows (in thousands):


Cost to Acquire Allaire:                                            Note
Bancorp common stock issued                                         (2A)                                        $39,803

Transaction costs, net of taxes (*)                                  (3)                                          1,262
                                                                                                                -------
    Consideration paid for Allaire                                                                               41,065

Allaire Net Assets at Fair Value:
Allaire stockholders' equity at December 31, 2004                   (2B)           $15,846
                                                                                   -------

    Subtotal                                                                                     $15,846

Fair value adjustments:
Securities held to maturity                                         (2C)             (219)
Loans                                                               (2E)              388
Premises (**)                                                       (2C)              350
Time deposits                                                       (2F)              (16)
Collateralized borrowings                                           (2C)                3
Allaire stock options                                               (2C)           (4,700)
                                                                                  -------
Fair value adjustments                                                             (4,194)
Tax effect of fair value adjustments (*)                                             (566)
                                                                                  -------
    Total adjustment to net assets acquired                                                       (3,628)
                                                                                                 -------
Adjusted net assets acquired                                                                                     12,218
                                                                                                                -------
    Subtotal                                                                                                     28,847

Core deposit intangible                                             (2D)                           3,785
Tax effect of core deposit intangible (*)                                                         (1,287)
                                                                                                 -------
Net core deposit intangible                                                                                       2,498
                                                                                                                -------
    Estimated goodwill recognized                                                                                26,349
                                                                                                                =======

----------

(*) Assumed effective federal tax rate of 34%, except for $2.5 million in qualified stock option fair value adjustments for which no tax impact was recognized.

(**) Includes fair value adjustment to land of $190,000.

     Purchase accounting adjustments were estimated as follows:

     A. Issuance of 1,996,140 shares of Bancorp's common stock at $19.94 (average of Bancorp's closing price from June 28, through July 2, 2004) for Allaire's 1,996,140 outstanding shares of common stock. These pro forma adjustments include $20,000 to common stock and $39.8 million to additional paid in capital.

     B. Elimination of Allaire's stockholders' equity at December 31, 2004, including accumulated other comprehensive loss which represents the reversal of the unrealized loss on available-for-sale securities (net of a $106,000 deferred tax asset).

     C. Actual fair value adjustments reflect the allocation of the acquisition cost to assets acquired and liabilities assumed based on their fair values.

     D. Core deposit intangible is an identifiable intangible asset representing the economic value of the acquired deposit base, calculated as the present value benefit of funding operations with the acquired deposit base as compared to using an alternative wholesale funding source. Bancorp retained an independent valuation firm to assist in the core deposit intangible valuation. The related premium is being amortized over its estimated useful life of 10 years on an accelerated basis.

     E. Yield adjustments to reflect the difference between portfolio yields and market rates as of December 31, 2004 for loans acquired in the combination. The adjustment was calculated using present value analysis applied to the loan portfolio. Loans were segregated into pools of similar loans. Cash flow was projected using the loan data plus estimates of prepayment speeds. The resulting cash flow was discounted to present value using risk-adjusted discount rates applied to each pool of loans. The difference between carrying value and the present value of future cash flows was the yield adjustment. The yield adjustments are amortized into interest income over the estimated lives or repricing periods of the loans.

     F. Yield adjustments to reflect the difference between portfolio yields and market rates as of December 31, 2004 for time deposits acquired in the combination. Yield adjustments were calculated using present value analysis. Cash flow each month was the difference between projected interest costs of the remaining deposit base and hypothetical costs calculated using market rates based on a survey of competitors' rates. Cash flow was discounted to presented value using market rates for similar deposits. The yield adjustments are the aggregate present value of the difference. The yield adjustments are accreted into interest income over the estimated lives of the acquired time deposits.

Note 3.
-------

     Transaction and direct combination costs associated with the combination are estimated to be approximately $1.6 million and are included in the unaudited pro forma combined condensed consolidated balance sheet as a component of Goodwill (See Note (2) above). A summary of these costs, based on Bancorp's and Allaire's preliminary estimates, are as follows:

     Merger related compensation and severance                    $   852
     Professional fees                                                700
                                                                  -------
     Total pre-tax transaction costs                                1,552
     Less:  related tax benefit                                     (290)
                                                                  -------
     Estimated transaction costs, net of taxes                    $ 1,262
                                                                  -------

     The table below summarizes the estimated tax benefits related to the fair value adjustments and transaction costs:

     Tax benefit fair value adjustments                           $ (566)
     Tax benefit transaction costs                                  (290)
                                                                  -------
     Total tax benefit                                            $ (856)
                                                                  -------

     Professional fees include investment banking, legal and other professional fees. Combination-related compensation and severance costs include employees' severance, compensation arrangements and related employee benefit expenses. Expenses associated with the combination incurred by Allaire are not tax deductible.

     Combination-related costs incurred by Allaire were expensed as incurred and totaled $282,000 for the year ended December 31, 2004. These costs have not been included in the above pro forma adjustments as they are reflected as a reduction to Allaire's stockholders' equity at December 31, 2004. All expenses incurred by Bancorp were capitalized or expensed as incurred, based on the nature of the costs and Bancorp's accounting policies for these costs.

Note 4.
-------

     The following table summarizes the actual fair value adjustments included on the unaudited pro forma combined condensed consolidated balance sheet with respect to certain assets and the impact of amortizing and/or accreting the respective adjustments into income and expense over the assets' and liabilities' estimated useful lives:

                                                                       Year Ended
                                                                      December 31,
                                                                          2004
                                    Premiums/      Estimated Life     Amortization/
        Category                   (Discounts)        In Years         (Accretion)
---------------------------        -----------     --------------     -------------
Securities held to maturity          $  (219)                5          $   (73)
Loans                                    388                 5              129
Buildings                                160                25                6
Time deposits                            (16)                3               (8)
Collateralized borrowings                  3                 1                3
Core deposit intangible                3,785                10              688
                                     -------                            -------

Total                                $ 4,101                            $   745
                                     =======                            =======

----------

The sum of the years digits method has been utilized for the adjustments above with the exception of the premium recorded on buildings, which will be recognized using the straight-line method and the core deposit intangible which is being amortized on an accelerated basis. Bancorp has determined that the sum of the years digits method approximates the level yield method, which will be utilized for securities held to maturity, loans, time deposits and borrowings when the fair value adjustments are recorded.

Note 5.
-------

     The following table summarizes the impact of the amortization/ (accretion) of the fair value adjustments made in connection with the combination on Bancorp's results of operations for the following years, assuming such transaction had become effective on January 1, 2004:


        Projected Future Amounts                                                                  Net Decrease in
    For the Years Ended December 31,      Core Deposit Intangible      Net Amortization          Income Before Taxes
------------------------------------      -----------------------      ----------------          -------------------
2004                                             $    688                   $   57                    $  745
2005                                                  619                       46                       665
2006                                                  551                       37                       588
2007                                                  482                       29                       511
2008                                                  413                       17                       430
2009 and thereafter                                 1,032                      130                     1,162


----------

The estimated average useful life of the core deposit intangible was 10 years and is being amortized utilizing the accelerated basis determined in preparing the valuation analysis.

Note 6.
-------

     For the year ended December 31, 2004, basic and fully diluted weighted average common stock and common stock equivalents outstanding were determined by adding Bancorp's historical weighted average number of shares of common stock and common stock equivalents and the 2,217,666 shares assumed to be issued to Allaire's stockholders under the terms of the agreement and plan of acquisition between Bancorp and Allaire (1,978,369 weighted average shares of common stock outstanding plus 239,297 weighted average common stock equivalents utilizing the treasury method for the year ended December 31, 2004).

                           COMPARATIVE PER SHARE DATA
                                   (Unaudited)

     The following table shows certain historical and pro forma per share financial information for Bancorp and Allaire. The pro forma combined net income and dividend per share information gives effect to the combination as if it had become effective at the beginning of the period presented. Book value per share data is as of the date presented. The pro forma data assumes that the combination is accounted for using the purchase method of accounting. This information is based on, and should be read together with, the historical financial information that has been presented in prior filings with the Securities and Exchange Commission and the pro forma financial information that appears elsewhere in this document.

     The pro forma financial information is not necessarily indicative of results that would have occurred had the combination been completed on the dates indicated or that may be obtained in the future.

                                                               At or For the
                                                                Year Ended
                                                             December 31, 2004
                                                             -----------------
     Bancorp Common Stock:
     Net Income per Share:
         Basic:
            Historical                                           $ 0.65
            Bancorp/Allaire Pro Forma (1)                          0.65
         Diluted
            Historical                                             0.62
            Bancorp/Allaire Pro Forma (1)                          0.60
     Cash Dividends Declared per Common Share
            Historical                                             0.00
            Bancorp/Allaire Pro Forma                              0.00
     Book Value Per Share at Period End:
         Stated:
            Historical                                             8.52
            Bancorp/Allaire Pro Forma (2)                         15.65
         Tangible:
            Historical                                             8.52
            Bancorp/Allaire Pro Forma (2)                          7.84
     Allaire Common Stock:
     Net Income per Share:
         Basic:
            Historical                                             0.89
            Bancorp/Allaire Equivalent Pro Forma (3)               0.65
         Diluted:
            Historical                                             0.80
            Bancorp/Allaire Equivalent Pro Forma (3)               0.60

                                                               At or For the
                                                                Year Ended
                                                             December 31, 2004
                                                             -----------------
     Cash Dividends Declared per Common Share:
              Historical                                           0.00
              Bancorp/Allaire Equivalent Pro Forma                 0.00
     Book Value Per Share at Period End:
         Stated:
              Historical                                           7.94
              Bancorp/Allaire Equivalent Pro Forma (3)            15.65
         Tangible:
              Historical                                           7.94
              Bancorp/Allaire Equivalent Pro Forma (3)             7.84

----------

(1) The Bancorp/Allaire pro forma combined net income per share amounts are calculated by (a) adding the historical net income of Bancorp to Allaire's net income and subjecting the aggregate pro forma adjustments and (b) dividing the resulting amount by the average pro forma combined shares of Bancorp and Allaire, giving effect to the combination. The average pro forma combined shares of Bancorp and Allaire equals the historical basic and diluted average shares of Bancorp plus the historical basic and diluted average shares of Allaire. The pro forma net income per share amounts do not take into consideration any cost savings or revenue enhancement opportunities that may be realized as a result of the combination.

(2) The Bancorp/Allaire pro forma combined stated and tangible book values per share amounts are calculated by totaling the historical stated and tangible shareholders' equity of Bancorp and Allaire, giving effect to the combination and dividing the resulting amounts by the pro forma combined shares of Bancorp, after giving effect to the combination.

(3) The Bancorp/Allaire equivalent pro forma amounts are calculated by multiplying the corresponding Bancorp/Allaire pro forma amounts by an exchange ratio of one for one.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CENTRAL JERSEY BANCORP
                                                   (Registrant)



                                     By: /s/ James S. Vaccaro
                                        --------------------------------------
                                         James S. Vaccaro
                                         President and Chief Executive Officer


Date:  March 16, 2005

                                  EXHIBIT INDEX


Exhibit No.           Description of Exhibit
-----------           ----------------------
23.1                  Consent of KPMG LLP, Independent Auditors